EXHIBIT (a)(3)

NOTICE OF GUARANTEED DELIVERY

To Tender Shares of Convertible Preferred Stock of
Colonial Commercial Corp.
Pursuant to the Offer to Purchase
dated August 20, 2009
by
COLONIAL COMMERCIAL CORP.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON SEPTEMBER 22, 2009, UNLESS THE OFFER IS EXTENDED.

(Not to be used for signature guarantees)

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if (a) certificates for Shares (as defined below) are not immediately available, (b) the procedure for book-entry transfer cannot be completed on a timely basis, or (c) time will not permit all required documents to reach American Stock Transfer and Trust Company (the "Depositary") before the “expiration date” (as defined in the Offer to Purchase). This form may be delivered by hand, transmitted by facsimile or mailed to the Depositary so that it is received by the Depositary before the expiration date.

The Depositary for the Offer is:

If delivering by Mail: American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	If delivering by hand or courier: American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, NY 11219

For assistance call (877) 248-6417 or (718) 921-8317

Delivery of this Notice of Guaranteed Delivery to an address other than one set forth above or transmission of instructions via facsimile number other than the facsimile number set forth above will not constitute a valid delivery to the Depositary.

This Notice of Guaranteed Delivery to the Depositary is not to be used to guarantee signatures.  If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” (as defined in the Offer to Purchase) under the instructions thereto, such signature guarantees must appear in the applicable space provided in the signature box on the Letter of Transmittal.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein.  Failure to do so could result in a financial loss to such Eligible Institution.

THE GUARANTEE BELOW MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned hereby tenders to Colonial Commercial Corp., a New York corporation (the “Purchaser”), upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 20, 2009 and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of Convertible Preferred Stock, par value $.05 per stock (the "Shares") of Purchaser, set forth below, pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

Number of Shares Tendered		Name(s) of Record Holder(s)

Certificate No(s) (if available):		(please print)
Address(es):

☐ Check if securities will be tendered by book-entry transfer.		(Zip Code)
Area Code and Telephone No(s):
Name of Tendering Institution:

Account No.:		Signature(s):

Dated:	, 2009

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program, (a) represents that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (“Rule 14e-4”), (b) represents that such tender of Shares complies with Rule 14e-4 and (c) guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company (the “Book-Entry Transfer Facility”), in either case together with the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three NASDAQ Global Market trading days after the date hereof.

Name of Firm:
(Authorized Signature)
Address:
Title:

	(Zip Code)	Name:
(Please Type or Print)
Area Code and Telephone Number:

		Dated:		, 2009

NOTE:	DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.